Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Results For Continuing Operations For Its Fiscal 2015 Third Quarter

  Revenues grew 29.3 percent to $232.2 million, primarily reflecting contributions from Harry & David, which the Company acquired in September 2014.
  Adjusted EBITDA*, excluding stock-based compensation, was a loss of $4.1 million, reflecting the seasonality of Harry & David. Excluding Harry & David, Adjusted EBITDA increased 95.3 percent to $6.5 million.
  Adjusted EPS* was a loss of $0.13 per share, reflecting the Harry & David seasonality. Excluding Harry & David, Adjusted EPS increased $0.03 per share to $0.01 per diluted share.
  Company raises its guidance for Fiscal 2015 Adjusted EBITDA and Adjusted EPS.

(*Adjusted EBITDA, Adjusted EPS and Adjusted Net Loss exclude one-time costs associated with the integration of Harry & David and the impact of the Fannie May warehouse fire.)

CARLE PLACE, N.Y.--(BUSINESS WIRE)--April 28, 2015--1-800-FLOWERS.COM, Inc. (NASDAQ:FLWS), the world’s leading florist and gift shop, today reported revenues from continuing operations grew 29.3 percent to $232.2 million for its fiscal 2015 third quarter, ended March 29, 2015, compared with revenues from continuing operations of $179.6 million in the prior year period. The Company said the increase in revenues primarily reflected contributions from Harry & David which the Company acquired on September 30, 2014. Total revenues also grew, excluding Harry & David, reflecting solid growth in the Company’s Gourmet Food and Gift Baskets and BloomNet segments, somewhat offset by modestly lower revenues in the Company’s Consumer Floral segment due to the Saturday placement of the Valentine holiday.

Gross profit margin for the third quarter was 41.0 percent, consistent with the prior year period. Operating expense ratio was 48.0 percent, up 540 basis points, compared with 42.6 percent in the prior year period, primarily reflecting increased operating expenses associated with Harry & David.

Adjusted EBITDA for the quarter, excluding stock-based compensation, was a loss of $4.1 million, compared with $3.3 million in the prior year period, reflecting the seasonal losses associated with Harry & David. Excluding Harry & David, Adjusted EBITDA, excluding stock-based compensation, increased 95.3 percent to $6.5 million, reflecting contributions from the Company’s Gourmet Foods and Gift Baskets segment and continued strong year-over-year performance in its Consumer Floral segment. Adjusted Net Loss* from continuing operations attributable to the Company was $8.5 million, or ($0.13) per share, compared with a net loss of $1.4 million, or ($0.02) per share in the prior year period. Excluding Harry & David, Adjusted Net Income* attributable to the Company and Adjusted EPS from continuing operations was $342,000 and $0.01 per diluted share, respectively.

Reported EBITDA loss, excluding stock-based compensation, was $6.8 million, compared with $3.3 million in the prior year period. Reported net loss from continuing operations attributable to the Company was $10.5 million, or ($0.16) per share, compared with a net loss of $1.4 million, or ($0.02) per share in the prior year period.

Jim McCann, CEO of 1-800-FLOWERS.COM, said, “During the fiscal third quarter, we saw solid performance across all of our business segments while facing a number of headwinds, most notably the significant seasonality of the Harry & David business, the Saturday placement of the Valentine holiday and the lingering impacts of the Thanksgiving Day fire on our Fannie May Fine Chocolates business. Regarding Harry & David, during the third quarter, while the business generated an anticipated loss, we were pleased to see year-over-year improvements in both top and bottom-line results. As we continue our integration of Harry & David, we plan to build on this by leveraging our business platform, our growing family of gift brands and the millions of customers we serve across all of our business channels.” McCann noted that, excluding Harry & David, the Company’s Gourmet Foods and Gift Baskets segment achieved strong top and bottom-line growth during the quarter.

McCann also noted that the Company’s was pleased with the performance of its consumer floral business. “Valentine’s Day is always challenging because of its varying day placement and unpredictable winter weather. With that said, we achieved year-over-year growth in our gross profit margin and bottom-line contribution as we were able to largely mitigate the modestly lower order volumes related to the Saturday placement. We believe these results reflect the strength of the 1-800-FLOWERS.COM brand and the expansion of our leadership position in the floral gifting space.”

During the fiscal third quarter, the Company attracted 815,000 new customers. Approximately 1.9 million customers placed orders during the quarter, of whom 56.4 percent were repeat customers. This reflects the Company’s successful efforts to engage with its customers with truly original product designs and relevant marketing programs designed to deepen its relationships as their trusted Florist and Gift Shop for all of their celebratory occasions.

The Company provides selected financial results for its Consumer Floral, BloomNet wire service and Gourmet Foods and Gift Baskets business segments in the tables attached to this release and as follows:

SEGMENT RESULTS FROM CONTINUING OPERATIONS:

  1-800-FLOWERS.COM Consumer Floral: During the fiscal 2015 third quarter, revenues in this segment were $116.7 million, down 4.5 percent, compared with $122.3 million in the prior year period reflecting the Saturday placement of the Valentine holiday during the quarter. Gross margin increased 30 basis points to 39.2 percent, compared with 38.9 percent in the prior year period. Gross margin benefited from enhanced sourcing and logistics as well as strong customer service metrics. Combined with efficient marketing programs, these factors resulted in a contribution margin increase of 12.5 percent to $12.6 million, compared with $11.2 million in the prior year period.
  BloomNet Wire Service: Revenues for the quarter were $23.0 million, up 1.7 percent compared with $22.6 million in the prior year period. Gross margin for the quarter increased 150 basis points to 54.8 percent, compared with 53.3 percent in the prior year period, reflecting revenue mix, which included growth in sales of higher-margin services, such as web-marketing and directory advertising programs as well as pricing initiatives. As a result of these factors, segment contribution margin increased to $7.3 million, compared with $7.1 million in the prior year period.
  Gourmet Food and Gift Baskets: Revenues for the fiscal third quarter were $93.0 million, compared with $35.3 million in the prior year period. The significant increase primarily reflects the contributions from Harry & David. Excluding Harry & David, revenues grew at a double-digit pace, primarily reflecting benefits from the Easter holiday day placement early in the Company’s fourth quarter which resulted in some sales being captured at the end of its fiscal third quarter. Gross margin for the quarter increased 90 basis points to 39.6 percent, compared with 38.7 percent in the prior year period. Segment contribution margin was a loss of $5.4 million, compared with a loss of $3.2 million in the prior year period, primarily reflecting the seasonality of the Harry & David business. Excluding Harry & David’s contribution loss of $4.9 million, and adjusting for the impact of the Fannie May warehouse fire on Thanksgiving Day, 2014, segment contribution margin increased to $400,000.

Company Guidance:

The Company’s guidance for fiscal 2015 includes contributions from the addition of the Harry & David business, which it acquired on September 30, 2014.

  Regarding total net revenues for fiscal 2015, the Company continues to anticipate generating revenues from continuing operations in excess of $1.1 billion.
  In terms of bottom-line results, based on its results through the first nine months of fiscal 2015, the Company is raising its guidance for Adjusted EBITDA, excluding stock-based compensation, which it now anticipates will exceed $90 million for the full fiscal year, and for Adjusted EPS, which it now anticipates will exceed the high end of its previous guidance range of $0.45-to-$0.50 per diluted share.

The Company noted that its fiscal 2015 guidance for top and bottom-line results does not include Harry & David’s results for the fiscal first quarter of the year which is typically their lowest in terms of revenues and includes a substantial bottom-line loss.

Definitions:

* EBITDA: Net income (loss) before interest, taxes, depreciation, amortization. Free Cash Flow: net cash provided by operating activities less capital expenditures. Category contribution margin: earnings before interest, taxes, depreciation and amortization, before the allocation of corporate overhead expenses. The Company presents EBITDA, Adjusted EBITDA from continuing operations and Free Cash Flow because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company also uses EBITDA and Adjusted EBITDA as factors used to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA, Adjusted EBITDA and Free Cash Flow have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Free Cash Flow should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 38 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been helping deliver smiles for our customers with gifts for every occasion, including fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, candles, balloons and plush stuffed animals. As always, our 100% Smile Guarantee® backs every gift. 1-800-FLOWERS.COM was named a winner of the 2015 “Best Companies to Work for in New York State” award by The New York Society for Human Resource Management (NYS-SHRM). 1-800-FLOWERS.COM was awarded the 2014 Silver Stevie Award, recognizing the organization's outstanding Customer Service and commitment to our 100% Smile Guarantee®. 1-800-FLOWERS.COM received a Gold Award for Best User Experience on a Mobile Optimized Site for the 2013 Horizon Interactive Awards. The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The 1-800-FLOWERS.COM “Gift Shop” also includes gourmet gifts such as premium, gift-quality fruits and other gourmet items from Harry & David® (1-877-322-1200 or www.harryanddavid.com), popcorn and specialty treats from: The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® (www.fanniemay.com and www.harrylondon.com); gift baskets and towers from 1-800-Baskets.com® (www.1800baskets.com); carved fresh fruit arrangements from FruitBouquets.com (www.fruitbouquets.com); top quality steaks and chops from Stock Yards® (www.stockyards.com); as well as premium branded customizable invitations and personal stationery from FineStationery.com®(www.finestationery.com). The Company’s Celebrations® brand (www.celebrations.com) is a source for creative party ideas, must-read articles, online invitations and e-cards, all created to help people celebrate holidays and the everyday. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "likely," "will," or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: the Company's ability to achieve its reiterated guidance for revenue and its raised guidance for Adjusted EBITDA and Adjusted EPS for fiscal year 2015; its ability to manage the significantly increased seasonality of its business; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, and a list of definitions of non-GAAP terms, including EBITDA and Free Cash Flow, among others, please refer to the Company's SEC filings including the Company's Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

Conference Call:

The Company will conduct a conference call to discuss the results for its fiscal 2015 third quarter today, Tuesday, April 28, 2015 at 11:00 am EDT. The call will be web cast live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM, Inc. website at www.1800flowersinc.com. A recording of the call will be posted on the Investor Relations section of the Company's website within two hours of the live call's completion. A telephonic replay of the call can be accessed for 48 hours beginning at 2:00 pm EDT on the day of the call at 1-855-859-2056 or 1-404-537-3406 (international); enter conference ID: 27458954.

Note: The following attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)

	March 29, 2015	June 29, 2014

Assets	(unaudited)
Current assets:
Cash and cash equivalents	$52,721	$5,203
Receivables, net	31,493	13,339
Insurance receivable	1,477	-
Inventories	82,350	58,520
Deferred tax assets	6,898	5,156
Prepaid and other	14,953	9,600
Total current assets	189,892	91,818

Property, plant and equipment, net	152,081	60,147
Goodwill	99,690	60,166
Other intangibles, net	58,489	44,616
Deferred tax assets	-	2,002
Other assets	13,005	8,820
Total assets	$513,157	$267,569

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$33,245	$24,447
Accrued expenses	94,546	49,517
Current maturities of long-term debt	14,509	343
Total current liabilities	142,300	74,307

Long-term debt	121,125	-
Deferred tax liabilities	21,204	649
Other liabilities	8,542	6,495
Total liabilities	293,171	81,451
Total 1-800-FLOWERS.COM, Inc. stockholders' equity	217,944	183,199
Noncontrolling interest in subsidiary	2,042	2,919
Total equity	219,986	186,118
Total liabilities and equity	$513,157	$267,569

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Income (Unaudited, in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014
Net revenues:
E-commerce (combined online and telephonic)	$177,903	$139,918	$671,023	$400,893
Other	54,334	39,673	222,192	168,083
Total net revenues	232,237	179,591	893,215	568,976
Cost of revenues	136,915	106,048	504,155	333,159
Gross profit	95,322	73,543	389,060	235,817
Operating expenses:
Marketing and sales	70,574	51,581	228,172	143,716
Technology and development	10,389	6,045	25,318	16,762
General and administrative	22,772	13,865	61,998	41,944
Depreciation and amortization	7,825	4,932	21,605	14,657
Total operating expenses	111,560	76,423	337,093	217,079
Operating income (loss)	(16,238)	(2,880)	51,967	18,738
Interest expense and other, net	1,631	249	5,022	959
Income (loss) from continuing operations before income taxes	(17,869)	(3,129)	46,945	17,779
Income tax expense (benefit) from continuing operations	(7,056)	(1,391)	16,796	6,590
Income (loss) from continuing operations	(10,813)	(1,738)	30,149	11,189
Income from discontinued operations, net of tax	-	13	-	434
Net income (loss)	$(10,813)	$(1,725)	$30,149	$11,623
Less: Net loss attributable to noncontrolling interest	(318)	(300)	(877)	(341)
Net income (loss) attributable to 1-800-FLOWERS.COM, Inc.	$(10,495)	$(1,425)	$31,026	$11,964

Basic net income (loss) per common share attributable to 1-800- FLOWERS.COM, Inc.
From continuing operations	$(0.16)	$(0.02)	$0.48	$0.18
From discontinued operations	$-	$0.00	$-	$0.01
Basic net income per common share	$(0.16)	$(0.02)	$0.48	$0.19

Diluted net income (loss) per common share attributable to 1-800- FLOWERS.COM, Inc.
From continuing operations	$(0.16)	$(0.02)	$0.46	$0.17
From discontinued operations	$-	$0.00	$-	$0.01
Diluted net income per common share	$(0.16)	$(0.02)	$0.46	$0.18

Weighted average shares used in the calculation of net income per common share
Basic	64,909	64,214	64,433	64,010
Diluted	64,909	64,214	67,134	66,429

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Cash Flows (Unaudited, in thousands)

	Nine Months Ended
	March 29, 2015	March 30, 2014

Operating activities
Net income	$30,149	$11,623
Reconciliation of net income to net cash provided by operating activities, net of acquisitions:
Operating activities of discontinued operations	-	869
Gain on sale of discontinued operations	-	(815)
Depreciation and amortization	21,605	14,657
Amortization of deferred financing costs	1,076	229
Deferred income taxes	(4,071)	(1,376)
Non-cash impact of write-offs related to warehouse fire	29,522	-
Insurance proceeds for warehouse fire related to property damage	30,000	-
Acquisition transaction costs	925	-
Bad debt expense	1,170	1,027
Stock based compensation	4,405	3,491
Other non-cash items	748	433
Other non-cash items:
Receivables	(36,647)	(5,492)
Insurance receivable	(1,477)	-
Inventories	37,448	(5,585)
Prepaid and other	7,489	4,162
Accounts payable and accrued expenses	14,967	197
Other assets	(1,026)	(274)
Other liabilities	679	426

Net cash provided by operating activities	136,962	23,572

Investing activities
Acquisitions, net of cash acquired	(133,117)	(1,385)
Capital expenditures	(20,946)	(14,458)
Investing activities of discontinued operations	-	500
Other	642	18

Net cash used in investing activities	(153,421)	(15,325)

Financing activities
Acquisition of treasury stock	(5,730)	(7,423)
Proceeds from exercise of employee stock options	5,303	334
Proceeds from bank borrowings	239,500	120,000
Repayment of bank borrowings	(169,567)	(120,002)
Debt issuance costs	(5,642)	-
Other	113	4

Net cash provided by (used in) financing activities	63,977	(7,087)

Net change in cash and equivalents	47,518	1,160
Cash and equivalents:
Beginning of period	5,203	154
End of period	$52,721	$1,314

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information - Segment Information (Unaudited, in thousands)

	Three Months Ended
	March 29, 2015	Impact of Warehouse Fire	Impact of Acquisition Costs	Impact of Integration and Severance Costs	Adjusted March 29, 2015	March 30, 2014	% Change
Net revenues from continuing operations:
1-800-Flowers.com Consumer Floral	$116,705	$-	$-	$-	$116,705	$122,256	-4.5%
BloomNet Wire Service	22,950	100	-	-	23,050	22,571	2.1%
Gourmet Food & Gift Baskets	92,951	3,338	-	-	96,289	35,330	172.5%
Corporate	283	-	-	-	283	202	40.1%
Intercompany eliminations	(652)	-	-	-	(652)	(768)	15.1%
Total net revenues from continuing operations	$232,237	$3,438	$-	$-	$235,675	$179,591	31.2%

	Three Months Ended
	March 29, 2015	Impact of Warehouse Fire	Impact of Acquisition Costs	Impact of Integration and Severance Costs	Adjusted March 29, 2015	March 30, 2014	% Change

Gross profit from continuing operations:
1-800-Flowers.com Consumer Floral	$45,716	$-	$-	$-	$45,716	$47,565	-3.9%
	39.2%	-	-	-	39.2%	38.9%
BloomNet Wire Service	12,574	20	-	-	12,594	12,019	4.8%
	54.8%	-	-	-	54.6%	53.3%
Gourmet Food & Gift Baskets	36,846	888	-	-	37,734	13,686	175.7%
	39.6%	-	-	-	39.2%	38.7%
Corporate (*)	186	-	-	-	186	273	-31.9%
	65.7%	-	-	-	65.7%	135.1%
Total gross profit from continuing operations	$95,322	$908	$-	$-	$96,230	$73,543	30.8%
	41.0%	26.4%	0.0%	0.0%	40.8%	41.0%

	Three Months Ended
EBITDA from continuing operations, excluding stock- based compensation	March 29, 2015	Impact of Warehouse Fire	Impact of Acquisition Costs	Impact of Integration and Severance Costs	Adjusted March 29, 2015	March 30, 2014	% Change
Category Contribution Margin from continuing operations:
1-800-Flowers.com Consumer Floral	$12,557	$-	$-	$-	$12,557	$11,165	12.5%
BloomNet Wire Service	7,290	20	-	-	7,310	7,079	3.3%
Gourmet Food & Gift Baskets	(5,413)	955	-	-	(4,458)	(3,180)	-40.2%
Category Contribution Margin Subtotal	14,434	975	-	-	15,409	15,064	2.3%
Corporate (*)	(22,847)	-	-	1,730	(21,117)	(13,012)	-62.3%
EBITDA from continuing operations	$(8,413)	$975	$-	$1,730	$(5,708)	$2,052	-378.2%

Add: Stock-based compensation	1,623	-	-	-	1,623	1,279	26.9%
EBITDA from continuing operations, excluding stock-based compensation	$(6,790)	$975	$-	$1,730	$(4,085)	$3,331	-222.6%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information - Segment Information (continued) (Unaudited, in thousands)

	Nine Months Ended
	March 29, 2015	Impact of Warehouse Fire	Impact of Purchase Accounting Adjustment to Deferred Revenue	Impact of Purchase Accounting Adjustment for | Inventory Fair Value Step-Up	Impact of Acquisition Costs	Impact of Integration and Severance Costs	Adjusted March 29, 2015	March 30, 2014	% Change
Net revenues from continuing operations:
1-800-Flowers.com Consumer Floral	$290,703	$-	$-	$-	$-	$-	$290,703	$290,938	-0.1%
BloomNet Wire Service	63,071	350	-	-	-	-	63,421	62,829	0.9%
Gourmet Food & Gift Baskets	539,979	16,934	1,621	-	-	-	558,534	216,193	158.3%
Corporate	795	-	-	-	-	-	795	600	32.5%
Intercompany eliminations	(1,333)	-	-	-	-	-	(1,333)	(1,584)	15.8%
Total net revenues from continuing operations	$893,215	$17,284	$1,621	$-	$-	$-	$912,120	$568,976	60.3%

	Nine Months Ended
	March 29, 2015	Impact of Warehouse Fire	Impact of Purchase Accounting Adjustment to Deferred Revenue	Impact of Purchase Accounting Adjustment for Inventory Fair Value Step-Up	Impact of Acquisition Costs	Impact of Integration and Severance Costs	Adjusted March 29, 2015	March 30, 2014	% Change
Gross profit from continuing operations:
1-800-Flowers.com Consumer Floral	$113,027	$-	$-	$-	$-	$-	$113,027	$113,166	-0.1%
	38.9%	-	-	-	-	-	38.9%	38.9%
BloomNet Wire Service	34,725	70	-	-	-	-	34,795	33,566	3.7%
	55.1%	-	-	-	-	-	54.9%	53.4%
Gourmet Food & Gift Baskets	240,645	6,745	1,621	4,760	-	-	253,771	88,328	187.3%
	44.6%	-	-	-	-	-	45.4%	40.9%
Corporate (*)	663	-	-	-	-	-	663	757	-12.4%
	83.4%	-	-	-	-	-	83.4%	126.2%
Total gross profit from continuing operations	$389,060	$6,815	$1,621	$4,760	$-	$-	$402,256	$235,817	70.6%
	43.6%	39.4%	0.0%	0.0%	0.0%	0.0%	44.1%	41.4%

	Nine Months Ended
EBITDA from continuing operations, excluding stock- based compensation	March 29, 2015	Impact of Warehouse Fire	Impact of Purchase Accounting Adjustment to Deferred Revenue	Impact of Purchase Accounting Adjustment for Inventory Fair Value Step-Up	Impact of Acquisition Costs	Impact of Integration and Severance Costs	Adjusted March 29, 2015	March 30, 2014	% Change
Category Contribution Margin from continuing operations:
1-800-Flowers.com Consumer Floral	$29,334	$-	$-	$-	$-	$-	$29,334	$26,274	11.6%
BloomNet Wire Service	20,455	70	-	-	-	-	20,525	20,043	2.4%
Gourmet Food & Gift Baskets	82,607	6,486	1,621	4,760	-	-	95,474	25,817	269.8%
Category Contribution Margin Subtotal	132,396	6,556	1,621	4,760	-	-	145,333	72,134	101.5%
Corporate (*)	(58,824)	-	-	-	4,062	2,135	(52,627)	(38,739)	-35.9%

EBITDA from continuing operations	$73,572	$6,556	$1,621	$4,760	$4,062	$2,135	$92,706	$33,395	177.6%

Add: Stock-based compensation	4,405	-	-	-	-	-	4,405	3,491	26.2%
EBITDA from continuing operations, excluding stock-based compensation	$77,977	$6,556	$1,621	$4,760	$4,062	$2,135	$97,111	$36,886	163.3%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information - Appendix A – Reconciliations of Historical Information (Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) from continuing operations attributable to 1-800-
FLOWERS.COM, Inc.:	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014

Income (loss) from continuing operations	$(10,813)	$(1,738)	$30,149	$11,189
Less: Net loss attributable to noncontrolling interest	(318)	(300)	(877)	(341)
Income (loss) from continuing operations attributable to 1-800-FLOWERS.COM, Inc.	(10,495)	(1,438)	31,026	11,530
Add: Impact of warehouse fire, net of tax	726	-	4,253	-
Add: Purchase accounting adjustment to deferred revenue, net of tax	-	-	1,052	-
Add: Purchase accounting adjustment for inventory fair value step-up, net of tax	-	-	3,088	-
Add: Integration and severance costs, net of tax	1,236	-	1,385	-
Add: Acquisition costs, net of tax	77	-	2,636	-
Adjusted income (loss) from continuing operations attributable to 1-800-FLOWERS.COM, Inc.	$(8,456)	$(1,438)	$43,440	$11,530
Less: Income (loss) attributable to Harry & David	(8,798)	-	29,707	-
Adjusted income (loss) from continuing operations attributable to 1-800-
FLOWERS.COM, Inc., excluding income (loss) attributable to Harry & David	$342	$(1,438)	$13,733	$11,530

Income (loss) per common share from continuing operations attributable to 1-800-FLOWERS.COM, Inc.
Basic	$(0.16)	$(0.02)	$0.48	$0.18
Diluted	$(0.16)	$(0.02)	$0.46	$0.17

Adjusted net income (loss) per common share from continuing operations attributable to 1-800-FLOWERS.COM, Inc.
Basic	$(0.13)	$(0.02)	$0.67	$0.18
Diluted	$(0.13)	$(0.02)	$0.65	$0.17

Adjusted net income (loss) per common share from continuing operations attributable to 1-800-FLOWERS.COM, Inc. , excluding income (loss)
attributable to Harry & David
Basic	$0.01	$(0.02)	$0.21	$0.18
Diluted	$0.01	$(0.02)	$0.20	$0.17

Weighted average shares used in the calculation of net income (loss) and adjusted net income (loss) per common share from continuing operations attributable to
1-800-FLOWERS.COM, Inc.
Basic	64,909	64,214	64,433	64,010
Diluted	67,571	64,214	67,134	66,429

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information -- Appendix A – Reconciliations of Historical Information (continued) (Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
Reconciliation of income (loss) from continuing operations attributable to
1-800-Flowers.com, Inc. to Adjusted EBITDA from Continuing Operations,
excluding stock-based compensation(**) and EBITDA attributable to Harry & David:	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014

Income (loss) from continuing operations attributable to 1-800-FLOWERS.COM, Inc.	$(10,495)	$(1,438)	$31,026	$11,530
Add:
Interest expense and other, net	1,631	249	5,022	959
Depreciation and amortization	7,825	4,932	21,605	14,657
Income tax expense	-	-	16,796	6,590
Less:
Net loss attributable to noncontrolling interest	318	300	877	341
Income tax benefit	7,056	1,391	-	-
EBITDA from continuing operations	(8,413)	2,052	73,572	33,395

Add: Stock-based compensation	1,623	1,279	4,405	3,491
EBITDA from continuing operations, excluding stock-based compensation	(6,790)	3,331	77,977	36,886

Add: Impact of warehouse fire	975	-	6,556	-
Add: Purchase accounting adjustment to deferred revenue, net of tax	-	-	1,621	-
Add: Purchase accounting adjustment for inventory fair value step-up	-	-	4,760	-
Add: Acquisition costs	-	-	4,062	-
Add: Integration and severance costs	1,730	-	2,135	-
Adjusted EBITDA from continuing operations, excluding stock-based compensation	$(4,085)	$3,331	$97,111	$36,886
Less: EBITDA attributable to Harry & David	(10,591)	-	53,912	-
Adjusted EBITDA from continuing operations, excluding stock-based
compensation and EBITDA attributable to Harry & David	$6,506	$3,331	$43,199	$36,886

(*)	Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

(**)	Performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), nor does it include one-time charges or gains. Management utilizes EBITDA, and adjusted financial information, as a performance measurement tool because it considers such information a meaningful supplemental measure of its performance and believes it is frequently used by the investment community in the evaluation of companies with comparable market capitalization. The Company also uses EBITDA and adjusted financial information as one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. The Company’s credit agreement uses EBITDA and adjusted financial information to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and adjusted financial information is also used by the Company to evaluate and price potential acquisition candidates. EBITDA and adjusted financial information have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

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CONTACT:
1-800-FLOWERS.COM, Inc.
Investors:
Joseph D. Pititto, 516-237-6131
invest@1800flowers.com
or
Media:
Yanique Woodall, 516-237-6028
ywoodall@1800flowers.com